EXHIBIT 10.14

                           DIRECT MARKETING AGREEMENT

This Agreement (the "Agreement") is entered into this 29th day of October, 1998 (the "Effective Date") between Access One Communications, Inc., a New Jersey corporation with its principal place of business at 4205 Vineland Road, Suite L-15, Orlando, FL 32811 (hereinafter referred to as "Company") and Tele Hub Link Corporation, a Canadian corporation with its principal place of business at 1000 St. Antoine, Suite 600, Montreal of Canada, and whose Federal Tax Identification Number is N/A (hereinafter referred to as "Marketer").

WHEREAS, the MARKETER desires to enter into this Agreement with the COMPANY and the COMPANY desires to have the service of the MARKETER in order to have the benefit of the MARKETER'S special knowledge, skills, experience and expertise.

WHEREAS, the COMPANY wishes to ensure that for a period of_____________ _____________ , "THE TERM", the MARKETER will not reveal to any parties confidential information obtained during the course of the AGREEMENT, compete with the COMPANY itself, or obtain customers for any other LEC, ALEC, OLEC or CLEC doing business in the Territory of the company.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

SECTION 1: SERVICES OF MARKETER

The MARKETER hereby accepts to serve the COMPANY as direct marketing agent. The MARKETER shall perform the duties and responsibilities associated with that of a direct marketing agent during the period of service with the COMPANY. The MARKETER hereby agrees to sell to the COMPANY certain business accounts that are located in the BellSouth and BellAtlantic states, all of which is defined as the Territory.

SECTION 2: PAYMENT TO THE MARKETER

In consideration for the performance of the MARKETERS' services hereunder, the MARKETER shall be compensated as follows:

A fee of $20.00 per local business line will be paid to the MARKETER on each taped verified customer. An additional fee of $5.00 per line will be paid on each local line that has a taped verification authorizing the change of the inter-data long distance carrier to the COMPANY. All taped verifications will follow the format as approved by the COMPANY.

The COMPANY and the MARKETER will mutually agree in advance each week as to how many lines the COMPANY will purchase from the MARKETER. The MARKETER agrees that the AVERAGE number of lines for all customers sold to the COMPANY each week will not be less than two (2).

The MARKETER agrees to provide daily, an electronic file, in a format acceptable to the COMPANY, listing all submitted customer accounts and their corresponding lines. The COMPANY will have seven (7) business days after receipt of customer information to reject the sale for any reasonable cause (i.e. unable to reach decision maker, bad credit, customer misunderstanding, customer changed mind, customer did not have authority, customer is not a registered business with the Secretary of State, etc.). Any rejected sale will be deducted from the next scheduled payment to the MARKETER.

SECTION 3: CONFIDENTIAL AND NON-COMPETE

During the period of service hereunder and subsequent to termination thereof, the MARKETER shall retain in strictest confidence and secure all knowledge and information which the MARKETER acquires or has acquired with respect to the companies sales and marketing procedures and practices, methods, systems, approaches, trade secret lists, vendors lists, client lists and other private and confidential information. Such knowledge and information shall not be directly disclosed to any person without the prior written consent of the COMPANY.

Upon the termination of the AGREEMENT the MARKETER agrees to return to the COMPANY all materials either obtained from the COMPANY or developed on behalf of the COMPANY during it's service, such as but not limited to scripts; notes; reports; models; customer lists; etc.

During the period of services hereunder and for a period of (3) three years following termination of service for any reason, the MARKETER shall not recruit or solicit, or otherwise cause to leave the COMPANY, any of the COMPANY's employees or its customers.

In the event of breach of any of the covenants contained in this Section, although the COMPANY'S damages will be substantial, the same will be extremely difficult or impossible to ascertain and money damages will not afford an adequate remedy. Therefore, in the event of any such breach, in addition to such other remedies which may be provided by law, the COMPANY shall have the right, to specific performance of the covenants contained in this section by way of temporary and/or permanent injunctive relief in addition to monetary damages.

SECTION 4: VERIFICATION

MARKETER hereby agrees that a sale is not complete unless the following items are tape recorded and delivered to Access One Communications.

1. Customer must state he or she is aware that they are Switching local telephone service from BellSouth; BellAtlantic; Sprint or GTE to Access One Communications.

2. Customer must be aware that there is no connection between BellSouth; BellAtlantic; Sprint; or GTE and Access One Communications.

3.   That the customer is authorized to make the change.

4. Must have customer name, business name, date of birth, or Federal ID number and main telephone number.

5.   See attached script for example.

SECTION 5: TELEMARKETING

Under no condition may the MARKETER or its agents say any of the following in their sales presentation:

1. Access One Communication is taking over the billing for BellSouth; Sprint; or GTE.

2.   Access One Communications is a division of BellSouth; Sprint; or GTE.

3.   Access One Communications is BellSouth; Sprint; or GTE.

4. Access One Communications is just a billing change (they must realize they are switching companies).

5.   Tele-marketer must use name not operator number.

6.   See attached script.

SECTION 6: REPRESENTATION

The COMPANY and MARKETER acknowledge and agree that the relationship between them is solely that of independent contractors. Neither Party, nor their respective employees, agents or representatives, has any right, power or authority to act or create any obligation, expressed or implied, on behalf of the other Party.

SECTION 7: MISCELLANEOUS PROVISIONS

(a) Neither this agreement, nor any obligation rights or interest hereunder, shall be assignable by the MARKETER, its beneficiary or legal representative, without the prior written consent of the COMPANY.

(b) The paragraph headings inserted herein are for the convenience of the parties alone; they in no way define or limit the scope of this agreement. In the event any court of competent jurisdiction deems any provision hereof to be unreasonable, then such other restrictions shall nevertheless remain effective.

(c) This AGREEMENT constitutes the entire understanding of all agreements among the MARKETER and the COMPANY regarding the service and supersedes all prior agreements; either expressed or implied, between the parties hereto dealing with the subject matter hereof. None of the terms and conditions of the AGREEMENT shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto.

(d) Except where otherwise stipulated herein, this AGREEMENT shall be governed by and construed and enforced under the laws of the State of Florida.

(e) All notices and communications to be given under this AGREEMENT shall be sent by registered mail to each party at their respective addresses as they first appear above, or to such other address or addresses as shall be designated in writing by either party. All notices and communications given hereunder shall be deemed to have been given when mailed or personally delivered by hand to the appropriate party, provided however that any notice of change of address shall be effective shall be effective upon receipt.

(f) In the event of dispute arising by virtue of this AGREEMENT the prevailing party shall be entitled to reasonable attorney's fees and costs including the costs and fees associated with any appeals.

(g) Either party may terminate this contract upon written notice at any time. The COMPANY shall be liable for outstanding fees on approved contracts.

IN WITNESS WHEREOF, the parties hereto have duly executed the AGREEMENT on this 29th day of October, 1998.

         MARKETER                             ACCESS ONE COMMUNICATIONS
         --------                             -------------------------

By: /S/ PATRICK THOMAS                        By: /S/ KEVIN D. GRIFFO
    ------------------                        -----------------------
    Patrick Thomas                                Kevin D. Griffo